EXHIBIT INDEX

(11)     Opinion and consent of counsel.

(14)(a)  Independent Auditors' Consent as to AXP Dimensions Series, Inc.

(14)(b)  Independent Auditors' Consent as to AXP Strategy Series, Inc.

(17)(e) Annual Report, dated Sept. 29, 2003 for the period ended July 31, 2003, for AXP New Dimensions Fund.

(17)(h) Annual Report, dated May 30, 2003 for the period ended March 31, 2003, for AXP Focused Growth Fund.

(17)(i) Semiannual Report, dated Sept. 30, 2003 for the same period ended, for AXP Focused Growth Fund.

(17)(l) Annual Report, dated Sept. 29, 2003 for the period ended July 31, 2003, for AXP Growth Dimensions Fund.

(17)(p) Semiannual Report, dated Jan. 31, 2004, for the same period ended for AXP New Dimensions Fund.

(17)(q) Semiannual Report, dated Jan. 31, 2004, for the same period ended, for AXP Growth Dimensions Fund.